UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 31, 2007

Digital Lifestyles Group Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-27828	13-3779546
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1872 West Avenue, Suite 102, Crossville, Tennessee		38555
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(931) 707-9601

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Existing Agreement with Secured Creditor

As previously disclosed on Form 8-K filed with the SEC on July 10, 2007, Digital Lifestyles Group, Inc., or the Company, agreed to amend the letter agreement (the "First Amendment") with Laurus Master Fund, Ltd. ("Agreement"), or Laurus, the Company's secured creditor on June 26, 2007. Under the terms of the original letter agreement (the "Agreement") between the Company and Laurus, as previously disclosed on Form 8-K filed with the SEC on April 26, 2007, the Company agreed to make payment of $200,000 in cash and issue a warrant to purchase one million shares of the Company’s common stock at $0.40 in consideration for the extinguishment of the balance of the $2.1 million in outstanding debt. The Company paid $50,000 in cash at the execution of the Agreement, and initially had until August 1, 2007 to pay the remaining $150,000 cash obligation. The Company had also agreed to amend the exercise price of a previously issued warrant to Laurus from $0.44 to $0.40. Under the terms of the First Amendment effective as of June 26, 2007, Laurus and the Company agreed to allow the Company to immediately pay $50,000 of the remaining $150,000 cash obligation at that time and extending the time due for the remaining $100,000 owed until September 14, 2007.

On July 31, 2007, the Company and Laurus agreed to amend the payment terms of the First Amendment by allowing the Company to make a payment of $25,000 of the remaining $100,000 owed to Laurus on August 1, 2007, and agreeing to a payment schedule that allows the Company to pay another $25,000 on or by September 1, 2007, another $25,000 on or by October 1, 2007 and the final $25,000 on or by November 1, 2007.

Debt Settlement with Former Chairman and Chief Executive Officer

On July 23, 2007 the Company's Board of Directors authorized the Company to execute an agreement (the "Agreement") with the Company’s former Chairman and Chief Executive Officer, Andy Teng, whereby the Company would agree to issue 358,000 unregistered shares of common stock to Mr. Teng in complete satisfaction of $179,000 owing to Mr. Teng for earned but unpaid salary and expenses pursuant to the employment agreement entered into on or about August 10, 2005 between the Company and Mr. Teng, as well as for loans Mr. Teng made to the Company during his tenure to fund the Company’s operations and efforts to settle its debts with its creditors. The issuance of 358,000 shares represents the settlement of the debt equivalent at a price per share of $0.50. On July 31, 2007 the Company and Mr. Teng executed the Agreement.

Item 3.02 Unregistered Sales of Equity Securities.

Conversion of Debt to Equity

Reference is made to the disclosure provided in response to Item 1.01 of this Form 8-K regarding the letter agreement which provides for issuance of shares of common stock to the Company’s former Chairman and Chief Executive Officer in exchange for extinguishment of certain debt, which such disclosure is incorporated herein by this reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digital Lifestyles Group Inc.

August 6, 2007	By:	/s/ L.E. Smith

Name: L.E. Smith
Title: Chairman and C.E.O.